                            MINERAL RIGHTS AGREEMENT

                                     between

                     RANDGOLD & EXPLORATION COMPANY LIMITED

                                       and

                                 MINRICO LIMITED

                                TABLE OF CONTENTS

1.      PARTIES                                                               1

2.      INTERPRETATION                                                        1

3       INTRODUCTION                                                          4

4.      CONSENT TO USE MINERAL RIGHTS                                         5

5.      CONSIDERATION                                                         5

6.      FORMALITIES                                                           5

7.      CONTRACTUAL OBLIGATIONS OF THE PARTIES IN
        RESPECT OF THE MINERAL RIGHTS                                         9

8.      WARRANTIES                                                           10

9.      OBLIGATIONS OF RG&E AND MINRICO                                      10

10.     BREACH                                                               11

11.     DISPUTE RESOLUTION                                                   12

12.     DOMICILIUM                                                            14

13.     APPLICABLE LAW                                                       15

14      COSTS                                                                16

15.     GENERAL                                                              16

ANNEXURE 1:                 CD-ROM DISKETTE MARKED "RG&E MINERAL RIGHTS"

SCHEDULE 1:                 THE CONTRACTS

                                                                          Page 2

                                Schedule 1

"Effective Date"                   1 March 2003 (CHECK)

"Minrico"                          Minrico Limited, registration number
                                   1999/21857/06

"the Mining Authorities"           collectively, any official, organisation or
                                   organ of state exercising jurisdiction over
                                   and/or authority (including delegated
                                   authority) in respect of the Minerals Rights
                                   in the Republic in terms of the provisions of
                                   the Minerals Act and/or the MPRD Act, as the
                                   case may be, and/or in terms of any other
                                   applicable legislation

"the Minerals Act"                 the Minerals Act, No. 50 of 1991, as amended

"Minerals"                         minerals as defined in the Minerals Act

"the Mineral Rights"               the rights, permits, consents, licences or
                                   authorisations (including but not limited to
                                   the rights arising in terms of any Contracts)
                                   to explore or prospect for and/or to dispose
                                   of and/or to mine minerals owned,
                                   administered, controlled and/or held by the
                                   Randgold Group as at the Effective Date, set
                                   out in the data compiled on the CD-Rom
                                   diskette marked "RG&E Mineral Rights" and
                                   dated ______________which is Annexure A to
                                   this Agreement

"MPRD Act"                         the Mineral & Petroleum Resources Development
                                   Act, No. 28 of 2002, as amended from time to
                                   time

                                                                          Page 3

"Randgold group"                   RG&E and its subsidiaries

"RG&E"                             Randgold & Exploration Company Limited,
                                   registration number 1992/05642/06

"Relevant Information"             any extant geological, geochemical or
                                   geophysical information, bore hole drillings
                                   and analyses, technical, engineering or other
                                   information and/or data relating to and/or in
                                   respect of the Mineral Rights

"Republic"                         the Republic of South Africa

"Signature Date"                   the date of last signature of this Agreement

"Unrelated Party"                  any person, natural or juristic, who owns
                                   and/or controls less than 20% of all of the
                                   voting securities or of which 20% or more of
                                   the voting securities are not owned and/or
                                   controlled by, any member of the Randgold
                                   group

2.3       If any provision in a definition is a substantive provision conferring rights or imposing obligations on any Party, notwithstanding that it is only in the definition clause, effect shall be given to it as if it were a substantive provision of this Agreement.

2.4       Any reference to an enactment is to that enactment as at the Signature
          Date.

2.5       Unless inconsistent with the context, an expression which denotes:

2.5.1          any gender includes the other genders;

                                                                          Page 4

2.5.2          a natural person includes an artificial person and vice versa;

2.5.3          the singular includes the plural and vice versa.

2.6       Where any term is defined within the context of any particular clause in this Agreement, the term so defined, unless it is clear from the clause in question that the term so defined has limited application to the relevant clause, shall bear the meaning ascribed to it for all purposes in terms of this Agreement, notwithstanding that that term has not been defined in this interpretation clause.

2.7       The term "holding company" and "subsidiary company" shall for all purposes under and in terms of this Agreement bear the meanings respectively ascribed thereto in terms of the Act.

2.8       The schedules to this Agreement form an integral part hereof and words and expressions defined in this Agreement shall bear, unless the context otherwise requires, the same meaning in such schedules.

3.    INTRODUCTION

3.1       RG&E is the legal and/or beneficial holder of the Mineral Rights.

3.2       The Randgold Group is in the process of restructuring its portfolio of mineral and/or mining rights with a view to consolidating and pursuing its general mineral exploration and prospecting activities through the vehicle of RG&E's subsidiary company, Minrico.

                                                                          Page 5

3.3       Pursuant thereto, RG&E wishes to grant to Minrico, which has agreed to accept, the right to use and/or exploit the Mineral Rights, on the terms and conditions set out in this Agreement.

3.4       The Parties wish to record their Agreement in writing.

4.    CONSENT TO USE MINERAL RIGHTS

      With effect from the Effective Date, RG&E hereby consents to Minrico using and/or exploiting for its own account and benefit the Mineral Rights, on the terms and conditions set out in this Agreement.

5.    CONSIDERATION

      In consideration for the rights granted to it in terms of this Agreement,
      Minrico shall, with effect from the Effective Date, assume all and any obligations or Iiabilities of RG&E as at the Effective Date arising from and/or in connection with any of the Mineral Rights so used and/or exploited by it, and shall discharge such obligations on behalf of RG&E as and when these fall due.

6.    FORMALITIES

6.1       The agreement recorded in this document constitutes the necessary grant and authorisation to Minrico of the right to exercise, in the name, place and stead of RG&E, all and any rights (without limitation)
          to use, dispose of, prospect and/or

                                                                          Page 6

          explore for and/or to mine minerals in respect of, flowing from or attaching to the Mineral Rights and/or arising under and in term of the Contracts.

6.2       The Parties specifically record, for the avoidance of doubt, that:

6.2.1          Minrico will, in consultation with RG&E, from time to time identify those rights to minerals comprising the Mineral Rights which it deems will prove of greatest benefit to RG&E to further develop and/or exploit (which exploitation may entail Minrico disposing of the Mineral Rights to a third party), and pursuant thereto, Minrico will be entitled to take all such steps, do all such things and execute all such documents as may be necessary or required to procure the further development and/or exploitation of the Mineral Rights on the basis contemplated herein, including
               (without limitation) to conducting such exploration and/or prospecting activities (whether alone or in association with any other person, who may or may not be a member of the Randgold
               Group) in respect of the Mineral Rights as it may deem necessary or desirable to achieve those objectives;

6.2.2          Minrico shall be entitled to exercise all common law and
               statutory rights in respect of, flowing from or attaching to the
               Mineral Rights (including, without limitation, to dispose of and/or transfer to any other person any of the Mineral Rights);
               to which end it is recorded that, since it is not possible to transfer the relevant mining authorisations in respect of the
               Mineral Rights (if any) held by RG&E in terms of Sections 6,8,9 or 10 of the Minerals Act, RG&E will, at the cost of Minrico, assist Minrico in any application by it for temporary or

                                                                          Page 7

               permanent mining authorisations that may be necessary or required to enable Minrico (whether alone or in association with any other person) to conduct mining operations;

6.2.3          this clause 6.2 shall, insofar as may be necessary, constitute the written consent of RG&E to Minrico to apply for any necessary mining authorisation to mine for minerals for its own account and benefit, as envisaged in Sections 6, 8, 9 or 10 of the Minerals
               Act, with effect from the Effective Date, and

6.2.4          in the event that the MIPRD Act shall be promulgated at any time after the conclusion of and/or during the existence of this
               Agreement and, as a result thereof, to the extent then required by Minrico, the registration of cession in favour of Minrico and/or any counter-party of Minrico of any of the Mineral Rights which are the subject of Minrico's then current or intended prospecting and/or exploration activities ("the Agreed
               Activities") shall no longer be possible, then RG&E hereby grants its consent in terms of sections 6(1)(b) and 9(1)(b) of the
               Minerals Act, with effect from the day immediately preceding the commencement of the MPRD Act, to Minrico prospecting for and/or mining the minerals which are the subject of such Agreed
               Activities for its own benefit and account.

6.3       The Parties record and agree that the consent by RG&E referred to in
          6.2.4 will result in Minrico then being the holder for all intents and purposes of an old order right as contemplated in Schedule II of the
          MPRD Act in respect of the Mineral Rights, the giving of which by RG&E will for the purposes of this Agreement (but subject to

                                                                          Page 8

          clause 6.5) be deemed to constitute the transfer of such Mineral
          Rights by RG&E to Minrico, and pursuant thereto RG&E shall be deemed to have delivered the Mineral Rights to Minrico on the date of commencement of the MPRD Act. RG&E shall, in the event and to the extent that it is legally able to and same shall be within its reasonable power and control, provide all reasonable assistance and co-operation to Minrico in the event that such assistance or co-operation is necessary in order for Minrico to obtain prospecting rights pursuant to the provisions of Schedule II of the MPRD Act;
          provided that Minrico shall indemnify RG&E against all costs, expenses and liabilities incurred by RG&E in providing such assistance and co-operation. Any registration of cession of the Mineral Rights to
          Minrico pursuant to the provisions of this clause 6.3 will be subject to all the title conditions under which the Mineral Rights are held.

6.4       Without limiting the generality of the foregoing, RG&E shall:

6.4.1          as soon as possible after the Closing Date deliver and/or provide to Minrico all and any documents, deeds and Relevant Information in its possession or under its control relating to and/or in connection with the Mineral Rights;

6.4.2          on demand take all such steps, do all such things and execute all such documents (or procure the taking of all such steps, the doing of all such things and the execution of all such documents)
               as may reasonably be necessary and/or required by Minrico in order to record with the relevant Mining Authorities the consent granted to Minrico by RG&E to use and/or exploit the Mineral
               Rights in terms of this Agreement;

                                                                          Page 9

6.4.3          co-operate with and assist Minrico insofar as may be necessary and/or reasonably required by Minrico to collate and update all official and/or other records, information, documentation and the like in respect of and/or relating to the Mineral Rights.

6.5       Without derogating from the generality of any other provision of this clause 6, the Parties specifically record and agree that:

6.5.1          in the event and to the extent that the approval of the
               Competition Authorities shall be required in order to implement any transfer of the Mineral Rights from RG&E and/or the Randgold
               Group to Minrico contemplated in this Agreement, the procuring of the approval by the Competition Authorities (the statutory costs whereof shall be borne equally by RG&E and Minrico) shall
               constitute a condition precedent to any such transfer;

6.5.2          any disposal and/or transfer of any Mineral Rights which are the subject of a binding agreement entered into between Minrico and any third party on or after the date of commencement of the MPRD
               Act shall, to the extent necessary, be subject to the consent of the Minister in terms of Section 11 of the MPRD Act.

7.        CONTRACTUAL OBLIGATIONS OF THE PARTIES IN RESPECT OF THE MINERAL
          RIGHTS

          RG&E and Minrico undertake together to approach, inasfar as may be necessary, the other party or parties to any of the Contracts as soon as reasonably practicable after the Closing Date, with a view to procuring the consent of such other party or parties, with effect from

                                                                         Page 10

          the Effective Date, to the rights of use and/or exploitation in respect of any Minerals arising under or in terms of any such
          Contracts granted by RG&E to Minrico in terms of this Agreement. To the extent that any requisite consent by such party is not obtained, the Parties shall co-operate in such ways as may be necessary and/or incidental or otherwise in carrying into effect the intent and import of the rights granted by RG&E to Minrico in terms hereof and, subject to the remaining terms and conditions of this Agreement, all benefits, risks and liabilities emanating from any such Contract from the
          Effective Date shall be for Minrico's account. Without waiving or abrogating any of its rights or remedies in respect of and/or in connection with the Mineral Rights, Minrico undertakes to discharge such obligations and liabilities in terms of the Contracts on behalf of RG&E as and when they fall due for performance or payment, and hereby indemnifies RG&E accordingly.

8.        WARRANTIES

          Save to warrant that it is the Legal and/or beneficial owner of the
          Mineral Rights and is entitled to dispose of the Mineral Rights on the terms and conditions recorded in this Agreement, RG&E gives no warranties and makes no representations to Minrico in respect of the
          Mineral Rights and/or the Contracts.

9.        OBLIGATIONS OF RG&E AND MINRICO

          Unless otherwise agreed in writing by the Parties, for so long as any of the Mineral Rights shall be and remain in the name of RG&E (or any member of the Randgold Group), throughout the subsistence of this
          Agreement RG&E shall promptly pay (or procure the prompt payment by the relevant member of the Randgold Group of) all such licence and/or prospecting fees ("'fees") as may be necessary to maintain any licences, permits, consents,

                                                                         Page 11

          authorisations or the like relating to and/or In respect of the
          Mineral Rights and/or arising under and in terms of the Contracts, and
          Minrico shall reimburse to RG&E on demand any costs reasonably incurred by RG&E in that regard. Without derogating from the generality of the foregoing, in the event that RG&.E shall fail and/or neglect to pay or procure the payment of any fees and/or do anything required to be done to maintain the currency, validity and/or enforceability of any of the Mineral Rights and/or the Contracts,
          Minrico shall be entitled at its own cost to pay such fees and/or take such steps as may be necessary to protect its interests in respect of the Mineral Rights or under the Contracts terms of this Agreement.

10.   BREACH

          Should any Party ("the defaulting Party") commit a breach of any of the provisions hereof, then the other Party ("the aggrieved Party")
          shall, if it wishes to enforce its rights hereunder, be obliged to give the defaulting Party, if the breach relates to a failure to pay any amount due, 24 hours; and if any other breach, 30 (thirty) days written notice to remedy the breach. If the defaulting Party fails to comply with such notice, the aggrieved Party shall be entitled to cancel this Agreement against the defaulting Party or to claim immediate payment and/or performance by the defaulting Party of all of its obligations whether or not the due date for payment and/or performance thereof shall have arrived, in either event without prejudice to the aggrieved Party's rights to claim damages. The aforegoing is without prejudice to such other rights as the aggrieved
          Party may have at law: provided always that, notwithstanding anything to the contrary contained in this Agreement, the aggrieved Party shall not be entitled to cancel this Agreement for any breach by the defaulting Party unless such breach is a material breach going to the root of this Agreement and is incapable of being remedied by

                                                                         Page 12

          a payment in money, or if it is capable of being remedied by a payment in money, the defaulting Party fails to pay the amount concerned within thirty (30) days after such amount has been determined.

11.   DISPUTE RESOLUTION

11.1      Any dispute between the Parties in regard to:

11.1.1         the interpretation of;

11.1.2         the effect of;

11.1.3         the Parties' respective rights and obligations under;

11.1.4         a breach of; and/or

11.1.5         any matter arising out of;

          this Agreement shall be referred to a Special Committee ("the Special
          Committee") consisting of the Chief Executive Officers of each of the
          Parties. The Special Committee shall meet as soon as possible after referral of the dispute to it, and shall use its bona fide best efforts to resolve the dispute.

11.2      In the event that the Special Committee shall have failed, for whatever reason, to resolve the dispute by not later than 20 Business
          Days after the dispute shall first have arisen, the dispute shall be submitted to and decided by arbitration.

11.3      The said arbitration shall be held subject to the provisions of this clause:

                                                                         Page 13

11.3.1         in camera (subject to a Party's right to legal representation) in
               Sandton;

11.3.2         in accordance with the provisions of the Arbitration Foundation of Southern Africa or its successor or replacement body, if any
               ("AFSA");

          it being the intention that if possible it shall be held and concluded within 21 Business Days after it has been demanded.

11.4      The arbitrator shall be if the question in issue is:

11.4.1         primarily an accounting matter, an independent accountant agreed upon between the Parties;

11.4.2         primarily a legal matter, a practising Senior Counsel with no less than 10 years standing agreed upon between the Parties;

11.4.3         any other matter, an independent person agreed upon between the
               Parties.

11.5      If the Parties cannot agree on whether the question in issue is primarily a legal matter, primarily an accounting matter or any other matter, the question in issue shall be deemed to be a legal matter. If the Parties cannot agree upon a particular arbitrator in terms of 11.4 above within 7 Business Days after the arbitration has been demanded, the nomination in terms of 11.4.1, 11.4.2 and 11.4.3, as the case may be, shall be made by AFSA at the request of any Party to such dispute.

                                                                         Page 14

11.6      The decision of the arbitrator shall be final and binding on the
          Parties to the arbitration. A decision which becomes final and binding in terms of this clause 11.6 may be made an order of the court at the instance of any Party to the arbitration.

11.7      Nothing herein contained shall prevent or prohibit any Party from applying to the appropriate court for interim or urgent relief.

11.8      The provisions of this clause 11 shall be divisible from any other part of the Agreement and shall survive the termination or cancellation of this Agreement notwithstanding that the rest of the
          Agreement may be void or voidable.

12.   DOMICILIUM

12.1      The Parties hereto choose domicilia citandi et executandi for all purposes of and in connection with this .Agreement as follows:

          RG&E:                  c/o JCI Limited
                                 3rd Floor, 28 Harrison Street
                                 Johannesburg
                                 Gauteng
                                 Fax No: +27-11-834-5086
                                 For Attention: The Company Secretary

          Minrico:               5 Press Avenue
                                 Selby
                                 Johannesburg
                                 Gauteng
                                 Fax No: +27-11-837-1068
                                 For Attention: The Company Secretary

                                                                         Page 15

12.2      Either Party hereto shall be entitled to change its domicilium from time to time, provided that any new domicilium selected by it shall be an address other than a box number in the Republic of South Africa, and any such change shall only be effective upon receipt of notice in writing by the other Party of such change.

12.3      All notices, demands, communications or payments intended for either
          Party shall be made or given at such Party's domicilium for the time being.

12.4      A notice sent by one Party to another Parry shall be deemed to be received:

12.4.1         on the same day, if delivered by hand;

12.4.2         on the same day of transmission if sent by telefax and if sent by telefax with receipt received confirming completion of
               transmission;

12.4.3         on the fifth day after posting, if sent by prepaid registered mail.

12.5      Notwithstanding anything to the contrary herein contained a written notice or communication actually received by a Party shall be an adequate written notice or communication to it notwithstanding that it was not sent to or delivered at its chosen domicilium citandi et executandi.

13.   APPLICABLE LAW

      This Agreement shall be governed in all respects by and shall be interpreted in accordance with the laws of the Republic of South Africa.

                                                                         Page 16

14.   COSTS

      The Parties shall bear in equal shares the costs of and incidental to the negotiation, preparation and execution of this Agreement.

15.   GENERAL

15.1      This document constitutes the sole record of the Agreement between the
          Parties in regard to the subject matter thereof.

15.2      No Party shall be bound by any express or implied term,
          representation, warranty, promise or the like, not recorded herein.

15.3      No addition to, variation or consensual cancellation of this Agreement shall be of any force or effect unless in writing and signed by or on behalf of all the Parties.

15.4      No indulgence which any of the Parties ("the grantor") may grant to any other or others of them ("the grantee(s)") shall constitute a waiver of any of the rights of the grantor, who shall not thereby be precluded from exercising any rights against the grantee(s) which might have arisen in the past or which might anise in the future.

15.5      The Parties undertake at all times to do all such things, to perform all such acts and to take all such steps and to procure the doing of all such things, the performance of all such actions and the taking of all such steps as may be open to them and necessary for or incidental to the putting into effect or maintenance of the terms, conditions and import of this Agreement.

                                                                         Page 17

15.6      No Party shall be entitled to cede, assign or otherwise transfer all or any of its rights, interest or obligations under and in terms of this Agreement except with the prior written consent of the other
          Party.

THUS DONE and SIGNED at JOHANNESBURG on this the 22 day of FEBRUARY 2003.

                                       For and on behalf of

                                       RANDGOLD & EXPLORATION COMPANY

                                       LIMITED

                                       By /s/ R.A.R. Kebble
                                          --------------------------------------

                                       who warrants his authority hereto

THUS DONE and SIGNED atJOHANNESBURG on this the 22nd day of FEBRUARY 2003.

                                       For and on behalf of

                                       MINRICO LIMITED

                                       By /s/ R.A.R. Kebble
                                          -------------------------------------
                                          /s/ J.Berry

                                       who warrant their authority hereto

                                                                    ANNEXURE_"A"

                               THE MINERAL RIGHTS

AS LISTED AND CONTAINED IN THE DATA COMPILED ON THE CD-ROM
DISKETTE MARKED "RG&E MINERAL RIGHTS" AND DATED

           (INSERTED IN POCKET BELOW AS ATTACHMENT TO THIS AGREEMENT)

                                   SCHEDULE 1

THE CONTRACTS